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                                                                      EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITORS


Marsh & McLennan Companies, Inc.:


We consent to the incorporation by reference in the previously filed Form S-8 Registration Statements (Registration File Nos. 2-58660, 2-65096, 2-82938, 33-32880, 33-48803, 33-48804, 33-48807 and 33-54349) and in the previously filed
Form S-4 Registration Statement (Registration File No. 33-24124) of our reports appearing in, and incorporated by reference in, this Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1994.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP




New York, New York
March 28, 1995